Exhibit 99.1

For Immediate Release:	January 24, 2017

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES RECORD EARNINGS FOR FOURTH QUARTER,
QUARTERLY DIVIDEND AND ANNUAL MEETING DATE

GLASTONBURY, Conn., January 24, 2017 – United Financial Bancorp, Inc. (“United Financial” or the "Company”) (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank”), announced results for the quarter ended December 31, 2016.

The Company reported net income of $14.6 million, or $0.29 per diluted share, for the quarter ended December 31, 2016, compared to net income for the linked quarter of $14.2 million, or $0.28 per diluted share. The Company reported net income of $9.9 million, or $0.20 per diluted share, for the quarter ended December 31, 2015.

"In the fourth quarter of 2016 the United Financial Bancorp, Inc. team delivered record revenue, record earnings per share, and strong loan growth all supported by an attractive cost structure and excellent asset quality," stated William H. W. Crawford, IV, Chief Executive Officer of the Company and the Bank. "I want to thank our employees for their relentless focus on serving the financial needs of our customers."

GAAP net income for the year ended December 31, 2016 was $49.7 million, or $0.99 per diluted share, compared to GAAP net income for the year ended December 31, 2015 of $49.6 million, or $1.00 per diluted share. Non-GAAP net income for the year ended December 31, 2016 was $49.6 million compared to $44.2 million for the year ended December 31, 2015. Non-GAAP net income for the year ended December 31, 2016 was adjusted for purchase accounting impacts, the net gain from sales of securities, bank-owned life insurance ("BOLI") claim benefit and the effect of position eliminations as part of the Company's 2016 reorganization plan. For the year ended December 31, 2015, non-GAAP net income was adjusted for purchase accounting impacts, the net gain from sales of securities, BOLI claim benefit, merger related expenses and fees associated with loan portfolio acquisitions.

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Balance Sheet

Total assets at December 31, 2016 increased by $54.7 million to $6.60 billion from $6.54 billion at September 30, 2016. At December 31, 2016, total loans were $4.90 billion, representing an increase of $181.0 million, or 3.8%, from the linked quarter. Changes to loan balances during the fourth quarter of 2016 were highlighted by a $63.9 million, or 9.7%, increase in commercial business loans and a $24.6 million, or 6.3%, increase in owner-occupied commercial real estate loans. Total residential mortgages increased during the fourth quarter of 2016 by $27.1 million and total held for sale loans decreased $20.8 million. Total cash and cash equivalents decreased $123.3 million, or 57.6%, during the linked quarter partially due to the Company funding loan originations.

Deposits totaled $4.71 billion at December 31, 2016 and increased by $15.7 million, or 0.3%, from $4.70 billion at September 30, 2016. Reflective of growth in newly acquired deposit relationships, increases in the fourth quarter of 2016 included a $20.2 million, or 2.9%, increase in non-interest bearing deposits and a $65.6 million, or 15.2%, increase in NOW checking deposits. These increases were offset by a $115.4 million, or 6.2%, decrease in certificates of deposit, some of which migrated to money market deposit accounts that reflected growth of $40.5 million, or 3.4%, during the quarter ended December 31, 2016.

Total Federal Home Loan Bank advances and other borrowings increased by $66.7 million, or 6.1%, at December 31, 2016 from the linked quarter.

Net Interest Income

Net interest income increased by $143,000, or 0.3%, to $43.2 million during the fourth quarter of 2016 from $43.0 million during the linked quarter. Interest income totaled $53.6 million in the fourth quarter of 2016 and increased by $285,000, or 0.5%, in comparison to $53.3 million in the linked quarter. As communicated in the second quarter of 2016, the Company planned to grow assets at a slower pace and as a result, average interest-earning assets increased slightly by $69.4 million, or 1.2%, from the linked quarter. Average loan balances increased by $41.6 million, or 0.9%, from the linked quarter, highlighted by a $26.6 million, or 1.3%, increase in commercial real estate loans and a $1.2 million, or 0.2%, increase in commercial business loans. Average residential mortgage balances decreased by $6.7 million, or 0.6%, during the fourth quarter of 2016. On a non-GAAP basis, net interest income increased by $119,000 to $42.8 million during the fourth quarter of 2016 as compared to the linked quarter.

Interest expense increased by $142,000 to $10.4 million during the fourth quarter of 2016 from $10.3 million in the linked quarter. Average balance increases in the fourth quarter of 2016 included a $135.5 million, or 9.1%, increase in NOW and money market deposits and a $48.2 million, or 2.6%, increase in certificates of deposit. The growth observed in the money market and NOW checking deposits was largely driven by newly acquired deposit relationships.

The GAAP tax equivalent net interest margin for the fourth quarter of 2016 decreased by two basis points to 2.96% compared to 2.98% for the linked quarter. The yield on interest-earning assets decreased by two basis points in the fourth quarter of 2016 to 3.65% as compared to the linked quarter, and the total funding cost increased one basis point to 0.73% in the quarter ending December 31, 2016. The non-GAAP net interest margin, which excludes the impact of purchase accounting adjustments, decreased by two basis points to 2.94% in the fourth quarter of 2016 from 2.96% in the linked quarter.

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Provision for Loan Losses

The provision for loan losses decreased by $407,000, or 10.8% to $3.4 million for the quarter ended December 31, 2016 compared to $3.8 million for the linked quarter. The decrease in the provision for the quarter is the result of slowed growth in the covered portfolio. Net charge-offs for the year ending December 31, 2016 totaled $4.5 million, or 0.10% as a percentage of average loans outstanding, as compared to $3.9 million, or 0.10% as a percentage of average loans outstanding, as of the year ending December 31, 2015. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income increased by $1.0 million, or 13.3%, to $8.9 million for the quarter ended December 31, 2016 from $7.9 million in the linked quarter. The increase in the fourth quarter's non-interest income was driven primarily by a $640,000 increase in mortgage banking activities as compared to the linked quarter. Total non-interest income increased by $473,000 from the comparable quarter in 2015.

Non-Interest Expense

GAAP non-interest expense for the quarter ended December 31, 2016 totaled $33.3 million and increased by $1.1 million, or 3.3%, from the linked quarter, while non-GAAP non-interest expense increased by $1.0 million, or 3.2%. The increase in GAAP non-interest expense during the quarter was mostly due to the $978,000, or 5.3%, increase in salaries and employee benefits expense as compared to the linked quarter. The increase in salaries and employee benefits expense was due to the Company continuing to make investments in hiring experienced information technology personnel, as well as increases in commissions and health insurance expense as compared to the linked quarter. The Company's cost structure continues to be favorable with non-interest expense to average assets reported at 2.05% for the quarter ended December 31, 2016, on an annualized basis. Total non-GAAP non-interest expense increased by $1.1 million from the comparable quarter in 2015.

Asset Quality

Asset quality remained strong and stable. Non-performing assets decreased by $167,000 to $36.0 million at December 31, 2016 from $36.1 million at September 30, 2016. The ratio of non-performing assets to total assets as compared to the linked quarter decreased to 0.54% at December 31, 2016 from 0.55% at September 30, 2016.

Capital

The Company reported Tangible Common Equity ("TCE") of $534.7 million, or 8.24% of average assets, at December 31, 2016. Tangible book value per share decreased to $10.53 at December 31, 2016 from $10.60 at September 30, 2016. The decrease was primarily due to a net contraction in accumulated other comprehensive income as a result of the increase in interest rates during the fourth quarter of 2016 as well as the cash dividend payment to shareholders of $0.12 per share, which reduced shareholders' equity by $6.0 million. These decreases were partially offset by the impact of the Company’s net income of $14.6 million, and the change in the value of the Company's derivative strategy. Book value per share at December 31, 2016 was $12.91.

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Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on February 3, 2017 and payable on February 15, 2017. This dividend equates to a 3.00% annualized yield based on the $16.01 average closing price of the Company’s common stock in the fourth quarter of 2016. The Company has paid dividends for 43 consecutive quarters.

Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, January 25, 2017 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s fourth quarter results. Those wishing to participate in the call may dial toll-free 1-888-339-0797. A telephone replay of the call will be available through February 8, 2017 by calling 1-877-344-7529 and entering conference number 10098766. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

Annual Meeting

The Board of Directors approved May 24, 2017 as the date of the Company's 2017 Annual Meeting of Shareholders (the "Annual Meeting") and set the record date on which the Company's shareholders who will be eligible to vote at the Annual Meeting as the close of business on March 15, 2017.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. United Bank is a financially strong, leading New England bank with more than 50 branches in two states and several commercial and residential loan production offices. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At December 31, 2016, the Company had $6.6 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

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Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-14 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Interest and dividend income:	(In thousands, except share data)
Loans	$45,460	$41,751	$179,819	$165,409
Securities-taxable interest	4,848	5,092	19,678	20,039
Securities-non-taxable interest	2,191	2,001	8,392	8,354
Securities-dividends	986	809	3,920	2,363
Interest-bearing deposits	136	61	343	180
Total interest and dividend income	53,621	49,714	212,152	196,345
Interest expense:
Deposits	6,649	5,799	25,576	21,442
Borrowed funds	3,800	3,222	15,477	10,321
Total interest expense	10,449	9,021	41,053	31,763
Net interest income	43,172	40,693	171,099	164,582
Provision for loan losses	3,359	3,780	13,437	13,005
Net interest income after provision for loan losses	39,813	36,913	157,662	151,577
Non-interest income:
Service charges and fees	5,580	5,606	20,259	21,040
Net gain from sales of securities	94	300	1,961	939
Income from mortgage banking activities	2,838	1,934	8,227	9,552
Bank-owned life insurance income	863	1,059	3,394	3,616
Net loss on limited partnership investments	(705)	(799)	(3,995)	(3,136)
Other income (loss)	266	363	238	476
Total non-interest income	8,936	8,463	30,084	32,487
Non-interest expense:
Salaries and employee benefits	19,279	17,308	75,384	67,469
Service bureau fees	1,767	1,614	7,986	6,728
Occupancy and equipment	3,656	3,842	14,986	15,442
Professional fees	1,024	3,037	3,917	6,317
Marketing and promotions	778	478	3,049	2,321
FDIC insurance assessments	773	1,041	3,573	3,692
Core deposit intangible amortization	385	433	1,604	1,796
Merger related expense	—	1,575	—	1,575
FHLBB prepayment penalties	—	—	1,454	—
Other	5,631	5,977	22,020	22,855
Total non-interest expense	33,293	35,305	133,973	128,195
Income before income taxes	15,456	10,071	53,773	55,869
Provision for income taxes	906	169	4,112	6,229
Net income	$14,550	$9,902	$49,661	$49,640

Net income per share:
Basic	$0.29	$0.20	$1.00	$1.01
Diluted	$0.29	$0.20	$0.99	$1.00
Weighted-average shares outstanding:
Basic	50,070,710	49,160,925	49,731,149	48,912,807
Diluted	50,602,494	49,621,935	50,089,030	49,385,566

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Interest and dividend income:	(In thousands)
Loans	$45,460	$45,331	$43,556	$45,472	$41,751
Securities-taxable interest	4,848	4,808	4,926	5,096	5,092
Securities-non-taxable interest	2,191	2,140	2,051	2,010	2,001
Securities-dividends	986	990	1,021	923	809
Interest-bearing deposits	136	67	67	73	61
Total interest and dividend income	53,621	53,336	51,621	53,574	49,714
Interest expense:
Deposits	6,649	6,279	6,382	6,266	5,799
Borrowed funds	3,800	4,028	3,743	3,906	3,222
Total interest expense	10,449	10,307	10,125	10,172	9,021
Net interest income	43,172	43,029	41,496	43,402	40,693
Provision for loan losses	3,359	3,766	3,624	2,688	3,780
Net interest income after provision for loan losses	39,813	39,263	37,872	40,714	36,913
Non-interest income:
Service charges and fees	5,580	5,726	4,359	4,594	5,606
Net gain from sales of securities	94	48	367	1,452	300
Income from mortgage banking activities	2,838	2,198	2,331	860	1,934
Bank-owned life insurance income	863	899	814	818	1,059
Net loss on limited partnership investments	(705)	(850)	(1,504)	(936)	(799)
Other income (loss)	266	(132)	165	(61)	363
Total non-interest income	8,936	7,889	6,532	6,727	8,463
Non-interest expense:
Salaries and employee benefits	19,279	18,301	20,013	17,791	17,308
Service bureau fees	1,767	1,960	2,230	2,029	1,614
Occupancy and equipment	3,656	3,580	3,850	3,900	3,842
Professional fees	1,024	1,125	887	881	3,037
Marketing and promotions	778	656	1,023	592	478
FDIC insurance assessments	773	819	1,042	939	1,041
Core deposit intangible amortization	385	385	401	433	433
Merger related expense	—	—	—	—	1,575
FHLBB prepayment penalties	—	—	—	1,454	—
Other	5,631	5,410	5,235	5,744	5,977
Total non-interest expense	33,293	32,236	34,681	33,763	35,305
Income before income taxes	15,456	14,916	9,723	13,678	10,071
Provision for income taxes	906	757	665	1,784	169
Net income	$14,550	$14,159	$9,058	$11,894	$9,902

Net income per share:
Basic	$0.29	$0.28	$0.18	$0.24	$0.20
Diluted	$0.29	$0.28	$0.18	$0.24	$0.20
Weighted-average shares outstanding:
Basic	50,070,710	49,800,105	49,623,472	49,423,218	49,160,925
Diluted	50,602,494	50,091,202	49,946,639	49,652,632	49,621,935

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$47,248	$51,951	$54,792	$46,618	$47,602
Short-term investments	43,696	162,295	42,649	40,616	47,574
Total cash and cash equivalents	90,944	214,246	97,441	87,234	95,176
Available for sale securities – At fair value	1,043,411	1,052,439	1,073,459	1,090,498	1,059,169
Held to maturity securities – At amortized cost	14,038	14,162	14,289	14,434	14,565
Loans held for sale	62,517	83,321	30,558	7,560	10,136
Loans:
Commercial real estate loans:
Owner-occupied	416,718	392,168	384,324	376,511	322,084
Investor non-owner occupied	1,705,319	1,702,701	1,675,821	1,648,321	1,673,248
Construction	98,794	90,380	107,302	128,007	129,922
Total commercial real estate loans	2,220,831	2,185,249	2,167,447	2,152,839	2,125,254
Commercial business loans	724,557	660,676	671,687	614,235	603,332
Consumer loans:
Residential real estate	1,156,227	1,129,079	1,171,300	1,176,357	1,179,915
Home equity	536,772	479,390	460,058	446,515	431,282
Residential construction	53,934	52,476	49,338	42,205	41,084
Other consumer	209,393	213,830	211,065	217,725	233,064
Total consumer loans	1,956,326	1,874,775	1,891,761	1,882,802	1,885,345
Total loans	4,901,714	4,720,700	4,730,895	4,649,876	4,613,931
Net deferred loan costs and premiums	11,636	10,214	9,403	7,612	7,018
Allowance for loan losses	(42,798)	(41,080)	(37,961)	(35,500)	(33,887)
Loans receivable - net	4,870,552	4,689,834	4,702,337	4,621,988	4,587,062
Federal Home Loan Bank of Boston stock, at cost	53,476	52,847	55,989	55,989	51,196
Accrued interest receivable	18,771	17,888	16,635	16,922	15,740
Deferred tax asset, net	39,962	32,529	31,395	32,222	33,094
Premises and equipment, net	51,757	52,520	53,021	53,685	54,779
Goodwill	115,281	115,281	115,281	115,281	115,281
Core deposit intangible asset	5,902	6,287	6,672	7,073	7,506
Cash surrender value of bank-owned life insurance	167,823	126,948	126,734	125,920	125,101
Other assets	65,086	86,553	91,273	90,438	59,736
Total assets	$6,599,520	$6,544,855	$6,415,084	$6,319,244	$6,228,541

F - 3

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$708,050	$687,865	$673,624	$657,144	$657,718
Interest-bearing	4,003,122	4,007,606	3,781,717	3,876,901	3,779,353
Total deposits	4,711,172	4,695,471	4,455,341	4,534,045	4,437,071
Mortgagors’ and investor escrow accounts	13,354	9,045	14,040	9,696	13,526
Federal Home Loan Bank advances and other borrowings	1,169,619	1,102,882	1,222,160	1,073,034	1,099,020
Accrued expenses and other liabilities	49,509	81,217	79,350	69,191	53,403
Total liabilities	5,943,654	5,888,615	5,770,891	5,685,966	5,603,020
Total stockholders’ equity	655,866	656,240	644,193	633,278	625,521
Total liabilities and stockholders’ equity	$6,599,520	$6,544,855	$6,415,084	$6,319,244	$6,228,541

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Share Data:
Basic net income per share	$0.29	$0.28	$0.18	$0.24	$0.20
Diluted net income per share	0.29	0.28	0.18	0.24	0.20
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Key Statistics:
Total revenue	$52,108	$50,918	$48,028	$50,129	$49,156
Total non-interest expense	33,293	32,236	34,681	33,763	35,305
Average earning assets	6,054,346	5,984,951	5,887,738	5,849,517	5,575,297
Key Ratios:
Return on average assets (annualized)	0.90%	0.88%	0.57%	0.76%	0.66%
Return on average equity (annualized)	8.95%	8.80%	5.71%	7.59%	6.35%
Tax-equivalent net interest margin (annualized)	2.96%	2.98%	2.94%	3.09%	3.02%
Residential Mortgage Production:
Dollar volume (total)	$160,512	$173,473	$173,507	$124,058	$146,271
Mortgages originated for purchases	77,549	113,019	100,871	66,696	95,927
Loans sold	87,626	99,051	93,681	89,758	119,289
Income from mortgage banking activities	2,838	2,198	2,331	860	1,934
Non-performing Assets:
Residential real estate	$11,357	$11,526	$11,729	$11,725	$11,193
Home equity	4,043	3,650	3,176	3,036	2,786
Investor-owned commercial real estate	4,016	3,746	5,618	5,297	8,565
Owner-occupied commercial real estate	2,642	2,838	3,815	3,115	2,939
Construction	1,701	1,879	2,103	2,114	2,808
Commercial business	2,000	2,016	4,364	3,979	3,898
Other consumer	1,000	328	1,505	19	2
Non-accrual loans	26,759	25,983	32,310	29,285	32,191
Troubled debt restructured – non-accruing	7,304	7,345	6,713	7,143	5,611
Total non-performing loans	34,063	33,328	39,023	36,428	37,802
Other real estate owned	1,890	2,792	702	659	755
Total non-performing assets	$35,953	$36,120	$39,725	$37,087	$38,557
Non-performing loans to total loans	0.69%	0.71%	0.82%	0.78%	0.82%
Non-performing assets to total assets	0.54%	0.55%	0.62%	0.59%	0.62%
Allowance for loan losses to non-performing loans	125.64%	123.26%	97.28%	97.45%	89.64%
Allowance for loan losses to total loans	0.87%	0.87%	0.80%	0.76%	0.73%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.05%	2.00%	2.19%	2.15%	2.37%
Efficiency ratio (2)	60.00%	59.50%	64.54%	61.98%	62.20%
Cost of funds (annualized) (3)	0.73%	0.72%	0.72%	0.73%	0.68%
Total revenue growth rate	2.34%	6.02%	(4.19)%	1.98%	(0.62)%
Total revenue growth rate (annualized)	9.35%	24.07%	(16.77)%	7.92%	(2.47)%
Average earning asset growth rate	1.16%	1.65%	0.65%	4.92%	4.55%
Average earning asset growth rate (annualized)	4.64%	6.60%	2.61%	19.67%	18.19%
Return on average tangible common equity (annualized) (2)	11.19%	11.05%	7.28%	9.65%	8.14%
Pre-provision net revenue to average assets (2)	1.31%	1.32%	1.11%	1.21%	1.17%

(1)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)	Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on page F-10 through page F-13.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,222,680	$9,907	3.24%	$1,200,471	$9,812	3.27%
Commercial real estate	2,104,146	20,950	3.96	1,950,133	20,501	4.17
Construction	146,688	1,612	4.37	179,684	1,851	4.09
Commercial business	670,795	6,171	3.66	604,976	6,025	3.95
Home equity	496,379	4,846	3.91	355,479	2,990	3.36
Other consumer	210,473	2,551	4.85	74,131	977	5.27
Investment securities	1,100,280	9,234	3.36	1,129,522	9,007	3.19
Other earning assets	102,905	136	0.53	80,901	61	0.30
Total interest-earning assets	6,054,346	55,407	3.65	5,575,297	51,224	3.66
Allowance for loan losses	(42,176)			(31,968)
Non-interest-earning assets	478,997			422,145
Total assets	$6,491,167			$5,965,474
Interest-bearing liabilities:
NOW and money market	$1,620,899	$1,597	0.39%	$1,533,823	$1,826	0.47%
Savings	526,426	80	0.06	517,219	71	0.05
Certificates of deposit	1,869,223	4,972	1.06	1,619,038	3,902	0.96
Total interest-bearing deposits	4,016,548	6,649	0.66	3,670,080	5,799	0.63
Federal Home Loan Bank advances	926,827	2,425	1.04	797,484	1,805	0.90
Other borrowings	122,752	1,375	4.46	163,974	1,417	3.43
Total interest-bearing liabilities	5,066,127	10,449	0.82	4,631,538	9,021	0.77
Non-interest-bearing deposits	691,932			637,481
Other liabilities	82,518			72,902
Total liabilities	5,840,577			5,341,921
Stockholders’ equity	650,590			623,553
Total liabilities and stockholders’ equity	$6,491,167			$5,965,474
Net interest-earning assets	$988,219			$943,759
Tax-equivalent net interest income		44,958			42,203
Tax-equivalent net interest rate spread			2.83%			2.89%
Tax-equivalent net interest margin			2.96%			3.02%
Average interest-earning assets to average interest-bearing liabilities			119.51%			120.38%
Less tax-equivalent adjustment		1,786			1,510
Net interest income		$43,172			$40,693

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	December 31, 2016			September 30, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,222,680	$9,907	3.24%	$1,229,384	$10,026	3.26%
Commercial real estate	2,104,146	20,950	3.96	2,077,585	21,255	4.07
Construction	146,688	1,612	4.37	156,217	1,563	3.98
Commercial business	670,795	6,171	3.66	669,595	6,054	3.60
Home equity	496,379	4,846	3.91	467,552	4,407	3.77
Other consumer	210,473	2,551	4.85	209,255	2,562	4.90
Investment securities	1,100,280	9,234	3.36	1,129,133	9,123	3.23
Other earning assets	102,905	136	0.53	46,230	67	0.58
Total interest-earning assets	6,054,346	55,407	3.65	5,984,951	55,057	3.67
Allowance for loan losses	(42,176)			(38,916)
Non-interest-earning assets	478,997			491,061
Total assets	$6,491,167			$6,437,096
Interest-bearing liabilities:
NOW and money market	$1,620,899	$1,597	0.39%	$1,485,372	$1,501	0.40%
Savings	526,426	80	0.06	527,225	77	0.06
Certificates of deposit	1,869,223	4,972	1.06	1,821,061	4,701	1.03
Total interest-bearing deposits	4,016,548	6,649	0.66	3,833,658	6,279	0.65
Federal Home Loan Bank advances	926,827	2,425	1.04	1,085,932	2,657	0.97
Other borrowings	122,752	1,375	4.46	119,902	1,371	4.55
Total interest-bearing liabilities	5,066,127	10,449	0.82	5,039,492	10,307	0.81
Non-interest-bearing deposits	691,932			662,243
Other liabilities	82,518			92,095
Total liabilities	5,840,577			5,793,830
Stockholders’ equity	650,590			643,266
Total liabilities and stockholders’ equity	$6,491,167			$6,437,096
Net interest-earning assets	$988,219			$945,459
Tax-equivalent net interest income		44,958			44,750
Tax-equivalent net interest rate spread			2.83%			2.86%
Tax-equivalent net interest margin			2.96%			2.98%
Average interest-earning assets to average interest-bearing liabilities			119.51%			118.76%
Less tax-equivalent adjustment		1,786			1,721
Net interest income		$43,172			$43,029

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Year Ended December 31,
	2016			2015
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,214,681	$39,658	3.26%	$1,169,083	$39,384	3.37%
Commercial real estate	2,055,441	84,290	4.10	1,776,407	78,709	4.43
Construction	159,677	6,854	4.29	172,257	8,264	4.80
Commercial business	646,308	23,814	3.68	610,424	28,275	4.63
Home equity	460,439	16,584	3.60	339,287	10,961	3.23
Other consumer	216,708	10,779	4.97	22,599	1,118	4.95
Investment securities	1,128,937	36,626	3.24	1,127,144	35,370	3.14
Other earning assets	62,367	343	0.55	60,956	181	0.3
Total interest-earning assets	5,944,558	218,948	3.68	5,278,157	202,262	3.83
Allowance for loan losses	(38,529)			(28,483)
Non-interest-earning assets	479,768			444,518
Total assets	$6,385,797			$5,694,192
Interest-bearing liabilities:
NOW and money market	$1,555,194	$6,547	0.42%	$1,470,459	$7,183	0.49%
Savings	527,544	309	0.06	529,659	319	0.06
Certificates of deposit	1,805,624	18,720	1.04	1,577,739	13,940	0.88
Total interest-bearing deposits	3,888,362	25,576	0.66	3,577,857	21,442	0.60
Federal Home Loan Bank advances	988,847	9,932	1.00	664,665	4,749	0.71
Other borrowings	128,617	5,545	4.31	162,419	5,572	3.43
Total interest-bearing liabilities	5,005,826	41,053	0.82	4,404,941	31,763	0.72
Non-interest-bearing deposits	657,829			605,112
Other liabilities	83,275			69,646
Total liabilities	5,746,930			5,079,699
Stockholders’ equity	638,867			614,493
Total liabilities and stockholders’ equity	$6,385,797			$5,694,192
Net interest-earning assets	$938,732			$873,216
Tax-equivalent net interest income		177,895			170,499
Tax-equivalent net interest rate spread			2.86%			3.11%
Tax-equivalent net interest margin			2.99%			3.23%
Average interest-earning assets to average interest-bearing liabilities			118.75%			119.82%
Less tax-equivalent adjustment		6,796			5,917
Net interest income		$171,099			$164,582

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by the current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included below and on pages F-9 through F-14 in the following press release tables.

	Three Months Ended					Years Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(Dollars in thousands)
Net Income (GAAP)	$14,550	$14,159	$9,058	$11,894	$9,902	$49,661	$49,640
Non-GAAP adjustments:
Net interest income	(407)	(383)	35	(1,900)	(1,617)	(2,655)	(12,653)
Non-interest income	(94)	(118)	(367)	(1,452)	(519)	(2,031)	(1,158)
Non-interest expense	501	447	1,814	1,893	3,586	4,655	4,770
Related income tax (benefit) expense	—	19	(518)	511	(65)	12	3,609
Net adjustment	—	(35)	964	(948)	1,385	(19)	(5,432)
Total net income (non-GAAP)	$14,550	$14,124	$10,022	$10,946	$11,287	$49,642	$44,208

Net interest income (GAAP)	$43,172	$43,029	$41,496	$43,402	$40,693	$171,099	$164,582
Non-GAAP Adjustments:
Impact from purchase accounting fair value marks:
Accretion of loan mark	228	403	835	(1,094)	(718)	372	(7,570)
Accretion of deposit mark	(259)	(359)	(359)	(359)	(444)	(1,336)	(3,209)
Accretion of borrowings mark	(376)	(427)	(441)	(447)	(455)	(1,691)	(1,874)
Net adjustment	(407)	(383)	35	(1,900)	(1,617)	(2,655)	(12,653)
Total net interest income (non-GAAP)	$42,765	$42,646	$41,531	$41,502	$39,076	$168,444	$151,929

F - 9

	Three Months Ended					Years Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(Dollars in thousands)
Non-interest income (GAAP)	$8,936	$7,889	$6,532	$6,727	$8,463	$30,084	$32,487
Non-GAAP adjustments:
Net gain on sales of securities	(94)	(48)	(367)	(1,452)	(300)	(1,961)	(939)
BOLI claim benefit	—	(70)	—	—	(219)	(70)	(219)
Net adjustment	(94)	(118)	(367)	(1,452)	(519)	(2,031)	(1,158)
Total non-interest income (non-GAAP)	8,842	7,771	6,165	5,275	7,944	28,053	31,329
Total net interest income (non-GAAP)	42,765	42,646	41,531	41,502	39,076	168,444	151,929
Total revenue (non-GAAP)	$51,607	$50,417	$47,696	$46,777	$47,020	$196,497	$183,258

Non-interest expense (GAAP)	$33,293	$32,236	$34,681	$33,763	$35,305	$133,973	$128,195
Non-GAAP adjustments:
Merger related expense	—	—	—	—	(1,575)	—	(1,575)
Core deposit intangible amortization expense	(385)	(385)	(401)	(433)	(433)	(1,604)	(1,796)
Loan portfolio acquisition fees	—	—	—	—	(1,572)	—	(1,572)
Effect of position eliminations	(107)	(55)	(1,403)	—	—	(1,565)	—
Effect of branch lease termination agreement	—	—	—	—	—	—	195
Amortization of fixed asset fair value mark	(9)	(7)	(10)	(6)	(6)	(32)	(22)
FHLBB prepayment penalties	—	—	—	(1,454)	—	(1,454)	—
Net adjustment	(501)	(447)	(1,814)	(1,893)	(3,586)	(4,655)	(4,770)
Total non-interest expense (non-GAAP)	$32,792	$31,789	$32,867	$31,870	$31,719	$129,318	$123,425

Total loans	$4,901,714	$4,720,700	$4,730,895	$4,649,876	$4,613,931	$4,901,714	$4,613,931
Non-covered loans (1)	(744,763)	(721,763)	(1,259,285)	(1,334,303)	(1,448,435)	(744,763)	(1,448,435)
Total covered loans	$4,156,951	$3,998,937	$3,471,610	$3,315,573	$3,165,496	$4,156,951	$3,165,496
Allowance for loan losses	$42,798	$41,080	$37,961	$35,500	$33,887	$42,798	$33,887
Allowance for loan losses to total loans	0.87%	0.87%	0.80%	0.76%	0.73%	0.87%	0.73%
Allowance for loan losses to total covered loans	1.03%	1.03%	1.09%	1.07%	1.07%	1.03%	1.07%

Efficiency Ratio:
Non-Interest Expense (GAAP)	$33,293	$32,236	$34,681	$33,763	$35,305	$133,973	$128,195
Non-GAAP adjustments:
Other real estate owned expense	(100)	(40)	(63)	(35)	(35)	(238)	(237)
Intangible assets amortization	(385)	(385)	(401)	(433)	(433)	(1,604)	(1,796)

F - 10

	Three Months Ended					Years Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(Dollars in thousands)
Merger related expense	—	—	—	—	(1,575)	—	(1,575)
Loan portfolio acquisition fees	—	—	—	—	(1,572)	—	(1,572)
Effect of position eliminations	(107)	(55)	(1,403)	—	—	(1,565)	—
Effect of branch lease termination agreement	—	—	—	—	—	—	195
FHLBB prepayment penalties	—	—	—	(1,454)	—	(1,454)	—
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$32,701	$31,756	$32,814	$31,841	$31,690	$129,112	$123,210

Net Interest Income (GAAP)	$43,172	$43,029	$41,496	$43,402	$40,693	$171,099	$164,582
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	1,786	1,721	1,675	1,616	1,510	6,796	5,917

Non-Interest Income (GAAP)	8,936	7,889	6,532	6,727	8,463	30,084	32,487
Non-GAAP adjustments:
Net gain on sales of securities	94	48	367	1,452	300	1,961	939
Net loss on limited partnership investments	(705)	(850)	(1,504)	(936)	(799)	(3,995)	(3,136)
BOLI claim benefit	—	70	—	—	219	70	219
Total Revenue for Efficiency Ratio (non-GAAP)	$54,505	$53,371	$50,840	$51,229	$50,946	$209,943	$204,964

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	60.00%	59.50%	64.54%	62.15%	62.20%	61.50%	60.11%

Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest income (GAAP)	$43,172	$43,029	$41,496	$43,402	$40,693	$171,099	$164,582
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	1,786	1,721	1,675	1,616	1,510	6,796	5,917
Total net interest income before provision (A)	$44,958	$44,750	$43,171	$45,018	$42,203	$177,895	$170,499

F - 11

	Three Months Ended					Years Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(Dollars in thousands)
Non Interest Income (GAAP)	8,936	7,889	6,532	6,727	8,463	30,084	32,487
Non-GAAP adjustments:
Net gain on sales of securities	(94)	(48)	(367)	(1,452)	(300)	(1,961)	(939)
Net loss on limited partnership investments	705	850	1,504	936	799	3,995	3,136
Loss on fixed assets - branch optimization	—	—	—	—	—	—	—
BOLI claim benefit	—	(70)	—	—	(219)	(70)	(219)
Non-Interest Income for PPNR (non-GAAP) (B)	$9,547	$8,621	$7,669	$6,211	$8,743	$32,048	$34,465

Non-Interest Expense (GAAP)	$33,293	$32,236	$34,681	$33,763	$35,305	$133,973	$128,195
Non-GAAP adjustments:
Merger related expense	—	—	—	—	(1,575)	—	(1,575)
Loan portfolio acquisition fees	—	—	—	—	(1,572)	—	(1,572)
Effect of position eliminations	(107)	(55)	(1,403)	—	—	(1,565)	—
Effect of branch lease termination agreement	—	—	—	—	—	—	195
FHLBB prepayment penalties	—	—	—	(1,454)	—	(1,454)	—
Non-Interest Expense for PPNR (non-GAAP) (C)	$33,186	$32,181	$33,278	$32,309	$32,158	$130,954	$125,243

Total PPNR (non-GAAP) (A + B - C) :	$21,319	$21,190	$17,562	$18,920	$18,788	$78,989	$79,721
Average Assets	6,491,167	6,437,096	6,326,441	6,286,762	5,965,474	6,385,797	5,694,192
PPNR to Average Assets (Annualized)	1.31%	1.32%	1.11%	1.20%	1.26%	1.24%	1.40%

F - 12

	Three Months Ended					Years Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(Dollars in thousands)
Return on Average Tangible Common Equity (Annualized) :
Net Income (GAAP)	$14,550	$14,159	$9,058	$11,894	$9,902	$49,661	$49,640
Non-GAAP adjustments:
Intangible Assets amortization, tax effected at 35%	250	250	261	281	281	1,043	1,167
Net Income excluding intangible assets amortization, tax effected at 35%	$14,800	$14,409	$9,319	$12,175	$10,183	$50,704	$50,807
Average shareholders' equity (non-GAAP)	$650,590	$643,266	$634,375	$627,060	$623,553	$638,867	$614,493
Average goodwill & other intangible assets (non-GAAP)	121,383	121,767	122,171	122,590	123,022	121,976	123,694
Average tangible common shareholders' equity (non-GAAP)	$529,207	$521,499	$512,204	$504,470	$500,531	$516,891	$490,799
Return on Average Tangible Common Equity (non-GAAP)	11.19%	11.05%	7.28%	9.65%	8.14%	9.81%	10.35%
(1) As required by GAAP, the Company recorded acquired loans at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 13

United Financial Bancorp, Inc. and Subsidiaries
Selected Interest Income/Expense and Yields/Costs
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

	Three Months Ended December 31, 2016
	Non-GAAP (Including Tax Equivalent Adjustment)		Mark to Market			Non-GAAP (Excluding Mark to Market and Tax Equivalents Adjustments)
	Interest and Dividends	Yield/Cost	Interest and Dividends	Yield/Cost		Interest and Dividends	Yield/Cost
Residential real estate	$9,907	3.24%	$(232)	(0.09) %		$10,139	3.33%
Commercial real estate	20,950	3.96	335	0.07		20,615	3.89
Construction	1,612	4.37	58	0.17		1,554	4.20
Commercial business	6,171	3.66	363	0.24		5,808	3.42
Home equity	4,846	3.91	(249)	(0.25)		5,095	4.16
Other consumer	2,551	4.85	(503)	(1.05)		3,054	5.90
Certificates of deposit	4,972	1.06	(259)	(0.05)		5,231	1.11
Federal Home Loan Bank advances	2,425	1.04	(395)	(0.17)		2,820	1.21
Other borrowings	1,375	4.46	19	0.13		1,356	4.33
Tax-equivalent net interest margin	44,958	2.96	407			44,551	2.94

	Three Months Ended September 30, 2016
	Non-GAAP (Including Tax Equivalent Adjustment)		Mark to Market			Non-GAAP (Excluding Mark to Market and Tax Equivalents Adjustments)
	Interest and Dividends	Yield/Cost	Interest and Dividends	Yield/Cost		Interest and Dividends	Yield/Cost
Residential real estate	$10,026	3.26%	$(483)	(0.18	) %	$10,509	3.44%
Commercial real estate	21,255	4.07	545	0.12		20,710	3.95
Construction	1,563	3.98	39	0.11		1,524	3.87
Commercial business	6,054	3.60	329	0.22		5,725	3.38
Home equity	4,407	3.77	(293)	(0.30)		4,700	4.07
Other consumer	2,562	4.90	(540)	(1.14)		3,102	6.04
Certificates of deposit	4,701	1.03	(359)	(0.08)		5,060	1.11
Federal Home Loan Bank advances	2,657	0.97	(445)	(0.17)		3,102	1.14
Other borrowings	1,371	4.55	18	0.12		1,353	4.43
Tax-equivalent net interest margin	44,750	2.98	383			44,367	2.96

F - 14